Exhibit 99.1

Anika Reports Fourth Quarter and Full Year 2025 Financial Results

Met 2025 revenue and exceeded revised adjusted EBITDA; reaffirms 2026 revenue and sets adjusted EBITDA target

Commercial Channel grew 22% and 15% for Q4 and full year, respectively

Generated $11.2 million operating cash flow and $4.4 million in free cash flow for the full year

FDA response for Hyalofast® PMA received in January 2026, Anika developing responses for submission

Bedford, Mass., February 26, 2026 — Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the osteoarthritis (“OA”) pain management and regenerative solutions spaces focused on early-intervention orthopedics, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Anika reported fourth quarter revenue of $30.6 million, flat compared to the fourth quarter of 2024. Gross margin expanded to 63%, driven by favorable product mix and operating leverage. Commercial Channel revenue increased 22% year over year driven by timing of 2025 shipments to international customers and growth in the IntegrityTM Implant System, while OEM Channel revenue declined 12%, reflecting anticipated U.S. OA Pain Management pricing dynamics.

For the full year 2025, total revenue was $112.8 million, a decrease of 6% compared to 2024, in line with expectations. Commercial Channel revenue increased 15% year over year, supported by continued Integrity growth and international OA Pain Management performance. OEM Channel revenue declined 17% for the year driven by lower Monovisc® and Orthovisc® pricing in the U.S. The Company delivered 57% gross margin for the year and generated $11.2 million in operating cash flow and $4.4 million in free cash flow.

“We closed 2025 with a strong fourth quarter, with top-line growth led by our Commercial Channel and company-wide results that included expanded gross margin, and positive operating income and free cash flow,” said Steve Griffin, President and Chief Executive Officer of Anika Therapeutics. “Our operating income performance in the fourth quarter and full year underscores the strength of our core OA Pain Management business despite U.S. pricing headwinds in 2025 and establishes a foundation for improved profitability.

2025 was an important year for advancing our product portfolio, highlighted by more than doubling Integrity procedures, the filing of the Hyalofast PMA with the FDA, and continued progress on the remaining filing requirements, the toxicity and bioequivalence studies, for the Cingal® NDA. Cingal and Hyalofast remain core strategic priorities for 2026 as we prepare for future U.S. market launches.

I’m proud to lead this organization as we build upon a strong foundation and deliver results for patients and shareholders. Looking ahead, our priorities are driving revenue and volume growth, including building on the momentum in our Commercial Channel; advancing our R&D pipeline; and improving execution – supported by rigorous expense management and productivity improvements at our manufacturing facility – to enhance profitability.”

Fourth Quarter and Full Year 2025 Business Highlights and Current Business Updates

•	International OA Pain Management grew 28% and 12% in the fourth quarter and full year, respectively, led by the international sales team’s continued regional expansion and improved market share.

•

Integrity continued to demonstrate strong momentum, with procedures increasing for the seventh consecutive quarter and revenue more than doubling in 2025 to $6 million, driven by sustained surgeon adoption in the U.S., new line extensions, and expanding international penetration.

•

Hyalofast PMA responses were received from the FDA in January 2026 as expected, and the Company is preparing responses to PMA deficiencies. The FDA review remains in line with the previously provided extended timeline.

•	Successfully completed Cingal toxicity studies initiated in 2025; bioequivalence study initiated in December 2025 in preparation for an FDA NDA submission.

•

The Company has initiated actions to reduce general and administrative expenses in the first half of 2026, reflecting a more focused cost structure following recent strategic divestitures and supporting continued investment in manufacturing and product development. Following these actions and customary transition periods for affected team members, the Company anticipates approximately $2.5 million in annualized adjusted EBITDA savings and $3.0 million in annualized stock-based compensation savings.

Fourth Quarter 2025 Continuing Operations Financial Summary

•	Revenue $30.6 million, flat year over year

•	Commercial Channel revenue $13.3 million, up 22%

•	OEM Channel revenue $17.3 million, down 12%

•	Gross margin 63%

•	Operating expenses $18.5 million

•	GAAP income from continuing operations $1.8 million, $0.13 per diluted share

•	Adjusted net income from continuing operations[1] $4.6 million, $0.31 per diluted share

•	Adjusted EBITDA[1] $4.5 million

•	Cash and cash equivalents $57.5 million as of December 31, 2025

Full Year 2025 Continuing Operations Financial Summary

•	Revenue $112.8 million, down 6% year over year

•	Commercial Channel revenue $48.4 million, up 15%

•	OEM Channel revenue $64.4 million, down 17%

•	Gross margin 57%

•	Operating expenses $74.9 million

•	GAAP loss from continuing operations $(10.0) million, $(0.70) per diluted share

•	Adjusted net income from continuing operations[1] $1.6 million, $0.11 per diluted share

•	Adjusted EBITDA[1] $5.3 million

[1]	See description of non-GAAP financial information contained in this release.

Fiscal 2026 Guidance

Anika is providing the following 2026 guidance:

•	Total Company Revenue between $114 and $122.5 million, up 1% to 9% year over year

•	Commercial Channel, $53 to $58 million, maintaining up 10% to 20% year over year

•	OEM Channel, $61 to $64.5 million, maintaining flat to modestly lower year over year

•	Adjusted EBITDA as a percent of revenue to 5% to 10%, reflecting higher revenues and reduced expenses offset by modestly lower U.S. pricing dynamics.

Company Continues $15 Million 10b5-1 Share Repurchase

In accordance with Anika’s commitment to return capital to shareholders while maintaining the flexibility to execute on strategic growth objectives, the Company is continuing the $15 million 10b5-1 share repurchase which commenced in Q4 2025. Through the end of Q4 2025, the Company funded $5.5 million of this share repurchase commitment. To date, the Company has funded $10.7 million of the commitment, and the program’s completion is expected in the second quarter of 2026.

Conference Call and Webcast Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, February 26, 2026, at 8:30 am ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 89327. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika

Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, and shareholder activism costs.

Adjusted Net Income (Loss) from Continuing Operations and Adjusted EPS from Continuing Operations

Adjusted net income (loss) is defined by the Company as GAAP net income from continuing operations, on a tax effected basis, excluding stock-based compensation. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding stock-based compensation.

A reconciliation of adjusted EBITDA to adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in Mr. Griffin’s quote about revenue and volume growth, the Company’s portfolio and improving profitability, statements about the clinical and regulatory pathway with respect to Hyalofast in the U.S., statements about the anticipated regulatory pathway for the NDA filing for Cingal, statements about potential savings associated with the reduction of general and administrative expenses, statements regarding the timing of the share repurchase program, and statements in the sub-headings and the section titled “Fiscal 2026 Guidance” regarding 2026 revenue and adjusted EBITDA. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties, and other factors. The Company’s actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company’s ability to obtain pre-clinical or clinical data to support, or to timely file domestic and international pre-market approval applications, 510(k) applications, or new drug applications, including the PMA for Hyalofast and the NDA for Cingal; (iii) that the FDA or other regulatory bodies may not approve or clear the Company’s applications, including the Hyalofast PMA because of the failure to achieve the pre-defined primary endpoints or because the FDA may determine that achievement of secondary endpoints and/or post hoc data analyses are not sufficient to support approval; (iii) that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company’s research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company’s clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the

Company to allocate resources to products and in directions not presently contemplated; (viii) the Company’s ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company’s ability to provide an adequate and timely supply of its products to its customers; and (x) the Company’s ability to achieve its growth targets. Additional factors and risks are described in the Company’s periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC’s website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:

Anika Therapeutics, Inc.

Matt Hall, 781-457-9554

Director, Corporate Development and Investor Relations

investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenue	$30,615	$30,602	$112,819	$119,907
Cost of Revenue	11,436	13,476	49,012	43,909

Gross Profit	19,179	17,126	63,807	75,998
Operating expenses:
Research and development	6,452	6,507	25,770	25,544
Selling, general and administrative	12,081	11,324	49,088	55,555

Total operating expenses	18,533	17,831	74,858	81,099

Loss from operations	646	(705)	(11,051)	(5,101)
Interest and other income (expense), net	118	744	1,744	2,337

Income (loss) before income taxes	764	39	(9,307)	(2,764)
Provision for income taxes	(1,037)	2,525	672	6,064

Income (loss) from continuing operations	1,801	(2,486)	(9,979)	(8,828)
Loss from discontinued operations, net of tax	(1,509)	(19,379)	(901)	(47,557)

Net loss	$292	$(21,865)	$(10,880)	$(56,385)

Net income (loss) per share:
Basic
Continuing Operations	$0.13	$(0.17)	$(0.70)	$(0.60)
Discontinued Operations	$(0.11)	$(1.33)	$(0.06)	$(3.23)

	$0.02	$(1.50)	$(0.76)	$(3.83)

Diluted
Continuing Operations	$0.12	$(0.17)	$(0.70)	$(0.60)
Discontinued Operations	$(0.10)	$(1.33)	$(0.06)	$(3.23)

	$0.02	$(1.50)	$(0.76)	$(3.83)

Weighted average common shares outstanding:
Basic	14,273	14,578	14,339	14,721
Diluted	14,669	14,578	14,339	14,721

Anika Therapeutics, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	December 31,	December 31,
ASSETS	2025	2024
Current assets:
Cash and cash equivalents	$57,481	$55,629
Accounts receivable, net	23,690	23,594
Inventories, net	18,787	23,809
Prepaid expenses and other current assets	3,400	5,494
Current assets held for sale	—	5,126

Total current assets	103,358	113,652
Property and equipment, net	40,324	38,994
Right-of-use assets	25,939	25,685
Other long-term assets	4,034	5,656
Notes receivable	5,636	5,935
Deferred tax assets	1,275	1,177
Intangible assets, net	1,650	2,490
Goodwill	8,054	7,125
Non-current assets held for sale	—	2,026

Total assets	$190,270	$202,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,041	$5,617
Accrued expenses and other current liabilities	15,867	13,567
Current liabilities held for sale	—	4,122

Total current liabilities	21,908	23,306
Other long-term liabilities	701	772
Lease liabilities	24,196	24,014
Non-current liabilities held for sale	—	659
Stockholders’ equity:
Common stock, $0.01 par value	139	144
Additional paid-in-capital	87,498	88,961
Accumulated other comprehensive loss	(4,959)	(6,783)
Retained earnings	60,787	71,667

Total stockholders’ equity	143,465	153,989

Total liabilities and stockholders’ equity	$190,270	$202,740

Anika Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(10,880)	$(56,385)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,372	6,884
Amortization of acquisition related intangible assets	357	1,237
Non-cash operating lease cost	2,061	2,150
(Gain) loss on sale of assets	(166)	2,864
Loss on impairment of intangible asset	—	2,462
Stock-based compensation expense	10,084	13,130
Deferred income taxes	(7)	260
Provision for doubtful accounts	265	1,185
Provision for inventory	5,821	44,708
Interest income on notes receivable	(896)	—
Changes in operating assets and liabilities:
Accounts receivable	408	3,366
Inventories	30	(9,424)
Prepaid expenses, other current and long-term assets	2,327	558
Accounts payable	42	(2,506)
Operating lease liabilities	(1,996)	(2,082)
Accrued expenses, other current and long-term liabilities	(1,500)	(3,669)
Income taxes	(134)	665

Net cash provided by operating activities	11,188	5,403

Cash flows from investing activities:
Purchases of property and equipment	(6,826)	(7,734)
Proceeds from sale of Parcus	4,496	—
Note receivable	1,329	—
Proceeds from sale of intangible asset	600	—
Acquisition of intangible asset	—	(600)

Net cash used in investing activities	(401)	(8,334)

Cash flows from financing activities:
Repurchases of common stock	(9,485)	(10,914)
Proceeds from employee stock purchase plan	500	708
Cash paid for tax withheld on vested restricted stock awards	(1,566)	(2,599)
Proceeds from exercises of equity awards	—	76

Net cash used in financing activities	(10,551)	(12,729)

Exchange rate impact on cash	86	(48)

Increase (decrease) in cash and cash equivalents	322	(15,708)
Cash and cash equivalents at beginning of period	57,159	72,867

Cash and cash equivalents at end of period	$57,481	$57,159

Anika Therapeutics, Inc. and Subsidiaries

Reconciliation of GAAP Income (Loss) from Continued Operations to Adjusted EBITDA

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations	$1,801	$(2,486)	$(9,979)	$(8,828)
Interest and other (income) expense, net	(118)	(744)	(1,744)	(2,337)
Provision for income taxes	(1,037)	2,524	672	6,064
Depreciation and amortization	1,318	1,434	5,580	5,688
Stock-based compensation	2,458	2,251	10,216	12,158
Product rationalization	—	606	—	606
Non-recurring professional fees	116	—	596	—
Costs of shareholder activism	—	—	—	2,185

Adjusted EBITDA	$4,538	$3,585	$5,341	$15,536

Anika Therapeutics, Inc. and Subsidiaries

Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations	$1,801	$(2,486)	$(9,979)	$(8,828)
Product rationalization, tax effected	—	457	—	457
Stock-based compensation, tax effected	2,636	1,697	10,954	9,167
Non-recurring professional fees, tax effected	124	—	639	—
Costs of shareholder activism, tax effected	—	—	—	1,647

Adjusted net income (loss) from continuing operations	$4,561	$(332)	1,614	$2,443

Anika Therapeutics, Inc. and Subsidiaries

Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Opertions Per Share

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Diluted income (loss) from continuing operations per share	$0.12	$(0.17)	$(0.70)	$(0.60)
Product rationalization, tax effected	$—	0.03	$—	0.03
Stock-based compensation, tax effected	$0.18	0.11	$0.77	0.62
Non-recurring professional fees, tax effected	$0.01	—	$0.04	—
Costs of shareholder activism, tax effected	$—	—	—	0.11

Adjusted diluted net income (loss) from continuing operations per share	$0.31	$(0.03)	$0.11	$0.16

Anika Therapeutics, Inc. and Subsidiaries

Revenue by Product Family

(in thousands, except percentages)

(unaudited)

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025	2024	$ change	% change	2025	2024	$ change	% change
OEM Channel	$17,313	$19,669	$(2,356)	-12%	$64,406	$77,770	$(13,364)	-17%
Commercial Channel	13,302	10,933	2,369	22%	48,413	42,137	6,276	15%

	$30,615	$30,602	$13	0%	$112,819	$119,907	$(7,088)	-6%